UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2009

PHH Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-07797	52-0551284
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Leadenhall Road, Mount Laurel, New Jersey		08054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856-917-1744

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Addition of New Independent Director; Resignation of Jonathan D. Mariner

On December 23, 2009, PHH Corporation ("PHH", the "Company", "we" or "us") issued a press release announcing the resignation of Jonathan D. Mariner as a member of the Board of Directors effective December 31, 2009, and the appointment, effective January 1, 2010, of Carroll R. Wetzel, Jr. as a Class III Director and as a member of the Audit Committee and Finance and Risk Management Committee of the Board of Directors. The full text of the press release is attached to this Current Report on Form 8-K ("Form 8-K") as Exhibit 99.1 and is incorporated herein by reference in its entirety. Mr. Wetzel will be entitled to receive compensation, as more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 7, 2009, for his services as a Director of the Company and as a member of the Audit Committee and Finance and Risk Management Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated December 23, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH Corporation

December 23, 2009	By:	William F. Brown, Esq.

Name: William F. Brown, Esq.
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 23, 2009